Exhibit 99.1

For Immediate Release
---------------------

                ATMI AND ENTHONE ENTER INTO STRATEGIC PARTNERSHIP

       Focus on Copper Deposition Materials for Semiconductor Applications

      DANBURY, CT -- May 20, 2003 -- ATMI, Inc. (Nasdaq: ATMI) and Enthone, Inc., a Cookson Electronics Company, announced today that they had established a strategic partnership in copper deposition materials for the semiconductor market. Under terms of the agreement, ATMI will gain exclusive worldwide rights to the products and services related to copper electrochemical deposition (Cu
ECD) -- including the ViaForm(R) copper damascene materials, which Enthone will continue to manufacture.

      "ATMI and Enthone share a strong commitment in helping customers reduce their total cost of ownership," said Steven J. Corbett, President, Enthone. "Through this alliance, we will jointly deliver technology that will enable customers to increase yields and productivity. Enthone will back ATMI's technical support organization with world-class research and manufacturing capability, providing our mutual customers with unmatched service, support, and supply," Corbett said.

      "Our strategic partnership with Enthone makes ATMI the leading supplier of all the key components -- materials, bath analysis, delivery, and environmental systems -- necessary to improve process efficiency around the copper plating tool," said Doug Neugold, President, ATMI. "Enthone is the leader in semiconductor plating materials at 130 nanometers, with new products designed to lead the market at the 90 and 65 nanometer nodes. We believe that, with Enthone's copper materials, ATMI is the leader in comprehensive copper process efficiency solutions that improve yield, productivity, and cost of ownership," Neugold said.

      "This clearly is a customer-focused partnership between two semiconductor application specialists," Corbett added. "The combination of Enthone's R&D resources coupled with ATMI's global support team of more than 300 sales and process experts will bring enabling technologies to customers efficiently. In essence, we're aligning two very compatible infrastructures to deliver best-in-class chemistry, metrology, and materials delivery systems worldwide."

About Enthone
      Enthone, Inc., is a business of Cookson Electronics PWB Materials & Chemistry. The company is a worldwide, leading supplier of high-performance specialty chemicals and coatings used in the electronics and surface finishing industries. Enthone manufactures, markets, and distributes functional, decorative, and electronic processes used in printed wiring board, semiconductor, automotive, aerospace, jewelry, and hardware and plumbing applications. The group includes Polyclad Laminates, one of the world's leading manufacturers of laminates, prepregs, and resin coated copper foils used in printed wiring boards. For more information, please visit www.cooksonelectronics.com.

      (R) ViaForm is a registered trademark of Enthone, Inc.




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About ATMI
      ATMI provides specialty materials, and related equipment and services, to the worldwide semiconductor industry. As the Source of Semiconductor Process Efficiency, ATMI helps customers improve wafer yields and lower operating costs. For more information, please visit www.atmi.com.

      ATMI will host a "Comprehensive Copper Process Efficiency" conference call on Wednesday, May 21st, at 4:30 p.m. Eastern time. Interested parties may call in at (800) 946-0742, or listen to the conference call via audio streaming on the Internet at ATMI.com.

      Statements contained herein that relate to ATMI's future performance, including, without limitation, statements with respect to ATMI's anticipated results of operations or level of business for 2003 or any other future period, are forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations only and are subject to certain risks, uncertainties, and assumptions, including, but not limited to: changes in semiconductor industry growth or ATMI's markets; competition, problems, or delays developing and commercializing new products; problems or delays in integrating acquired operations and businesses into ATMI; problems or delays associated with any restructuring activity; and other factors discussed in ATMI's filings with the Securities and Exchange Commission. Such risks and uncertainties could cause actual results to differ from those projected. ATMI undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events or otherwise.


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For more information contact:
      Dean Hamilton                             Barry Lee Cohen
      ATMI                                      Cookson Electronics
      203.207.9349 Direct                       203.799.4904
      203.794.1100 x4202                        203.799.1513 fax
      dhamilton@atmi.com                        bcohen@cooksonelectronics.com